Exhibit 99.2

Apple Computer, Inc.

Q1 2006 Unaudited Summary Data

	Q4 2005 Actual		Q1 2005 Actual		Q1 2006 Actual		Sequential Change		Year/Year Change
Operating Segments	CPU Units k	Rev $m	CPU Units k	Rev $m	CPU Units k	Rev $m	Units	Revenue	Units	Revenue
Americas	636	$1,771	476	$1,637	515	$2,700	-19%	52%	8%	65%
Europe	259	779	320	847	387	1,242	49%	59%	21%	47%
Japan	71	224	64	185	81	355	14%	58%	27%	92%
Retail	202	663	119	561	193	1,072	-4%	62%	62%	91%
Other Segments (1)	68	241	67	260	78	380	15%	58%	16%	46%

Total Operating Segments	1,236	$3,678	1,046	$3,490	1,254	$5,749	1%	56%	20%	65%

							Sequential Change		Year/Year Change
	Units k	Rev $m	Units k	Rev $m	Units k	Rev $m	Units	Revenue	Units	Revenue

Product Summary
Desktops (2)	602	$787	623	$1,001	667	$912	11%	16%	7%	-9%
Portables (3)	634	824	423	604	587	812	-7%	-1%	39%	34%
Subtotal CPUs	1,236	1,611	1,046	1,605	1,254	1,724	1%	7%	20%	7%

iPod	6,451	1,212	4,580	1,211	14,043	2,906	118%	140%	207%	140%
Other Music Related Products and Services (4)	NM	265	NM	177	NM	491	NM	85%	NM	177%
Peripherals and Other Hardware	NM	296	NM	284	NM	303	NM	2%	NM	7%
Software, Service and Other Sales	NM	294	NM	213	NM	325	NM	11%	NM	53%

Total Apple		$3,678		$3,490		$5,749		56%		65%

(1)                                  Other Segments include Asia Pacific and FileMaker.

(2)                                  Includes iMac, eMac, Mac mini, Power Mac and Xserve product lines.

(3)                                  Includes iBook and PowerBook product lines.

(4)                                  Consists of iTunes Music Store sales, iPod services, and Apple-branded and third-party iPod accessories.

NM:  Not Meaningful